EXHIBIT 99(a)

                          MIDLAND BANCORPORATION, INC.
                               Paramus, New Jersey

         THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF MIDLAND BANCORPORATION, INC. Please return promptly in the enclosed envelope, which requires no postage if mailed in the USA.

         The undersigned, a holder of common stock of Midland Bancorporation, Inc., a New Jersey corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated December ___, 1996, and, revoking any proxy heretofore given, hereby appoints P. Russell Bodrato, Richard L. Nelson and James R. Poole, and each of them, with full power to each of substitution and revocation, as proxies to vote all shares of common stock of the Company held by them of record on December 13, 1996, at the Special Meeting of Shareholders of the Company to be held at 550 Kinderkamack Road, Oradell, New Jersey, on January 28, 1997, at 3:00 p.m. and at any adjournments or postponements thereof, upon the matters set forth on the reverse side.

         (1) To approve the Agreement and Plan of Merger (the "Merger Agreement") between the Company, The Midland Bank and Trust Company, Valley National Bancorp and Valley National Bank dated September 13, 1996, as more fully described in the Proxy Statement.

                  -- FOR               -- AGAINST              --  ABSTAIN

         (2) In their discretion, to vote upon such other business as may properly come before the meeting.

         Management has indicated its intention to vote in favor of the Merger Agreement and recommends that Company shareholders vote in favor of the Merger Agreement. THE PROXY, WHEN PROPERLY EXECUTED BY THE UNDERSIGNED SHAREHOLDER, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

         (Please  sign exactly as name  appears  below.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please affix corporate seal. If a partnership, please signed in partnership name by authorized person.)

                                                     Dated:              , 199


                                                     Signature


                                                     Signature (if held jointly)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.